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                                                                    Exhibit 16.1
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                                              PricewaterhouseCoopers LLP
                                              400 South Hope Street
                                              Los Angeles, CA  90071-2889
                                              Telephone (213) 236-3000

July 5, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Commissioners:

We have read the statements made by Pure Resources, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated June 27, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

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